As filed with the Securities and Exchange Commission on March 27, 1997

                                                     Registration No. 333-______
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ---------------------

                                 URS CORPORATION
             (Exact name of registrant as specified in its charter)

           Delaware              ______                   94-1381538
(State or other jurisdiction of          (I.R.S.  Employer  Identification  No.)
incorporation or organization)

                        100 California Street, Suite 500
                      San Francisco, California 94111-4529
                                  (415) 774-2700
    (Address, including zip code, and telephone number, including area code, of principal executive offices)

                             ---------------------

                                 URS Corporation
                            1991 Stock Incentive Plan
                            (Full title of the plan)

                                Kent P. Ainsworth
               Executive Vice President, Chief Financial Officer,
                   Principal Accounting Officer and Secretary
                                 URS Corporation
                        100 California Street, Suite 500
                      San Francisco, California 94111-4529
                                 (415) 774-2700
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             ---------------------

                                   Copies to:
                            Samuel M. Livermore, Esq.
                               Cooley Godward LLP
                         One Maritime Plaza, 20th Floor
                         San Francisco, California 94111


                                                  CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
                                                                     Proposed maximum       Proposed maximum
      Title of each class of                                             offering              aggregate                Amount of
   securities to be registered       Amount to be registered       price per share (1)     offering price (1)       registration fee
------------------------------------------------------------------------------------------------------------------------------------
     Common Stock, par value              750,000 shares                 $10.4375              $7,828,125               $2,372.16
          $.01 per share
------------------------------------------------------------------------------------------------------------------------------------
 Options to purchase Common Stock         750,000 shares                   N/A                    N/A                      N/A
------------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h)(1). The above calculation is based on the average of the reported high and low prices of the Common Shares on the New York Stock Exchange on March 21, 1997.


                                 URS CORPORATION

                         FORM S-3 REGISTRATION STATEMENT

          CROSS REFERENCE SHEET REQUIRED BY ITEM 501 OF REGULATION S-K
              FOR THE RESALE PROSPECTUS CONSTITUTING PART I HEREIN

Item Number and Description in
Part I of Form S-3                                Caption in Prospectus
-------------------------------                   ---------------------
1.  Forepart of the Registration                  Outside Front Cover Page
    Statement and Outside Front Cover
    Page of Prospectus


2.  Inside Front and Outside Back Cover           Available Information; Incorporation of
     Pages of Prospectus                          Certain Documents by Reference; Table of
                                                  Contents



3.  Summary Information                           Not Applicable

    Risk Factors                                  Risk Factors

    Ratio of Earnings to Fixed Charges            Not Applicable




4.  Use of Proceeds                               Use of Proceeds

5.  Determination of Offering Price               Not Applicable

6.  Dilution                                      Not Applicable

7.  Selling Security Holders                      Selling Shareholders

8.  Plan of Distribution                          Plan of Distribution;
                                                  Outside Front Cover Page

9.  Description of Securities to be
    Registered                                    Not Applicable

10. Interests of Named Experts and
    Counsel                                       Not Applicable

11. Material Changes                              Not Applicable

12. Incorporation of Certain Information          Incorporation of Certain Documents by
    by Reference                                  Reference


13. Disclosure of Commission Position on          Not Applicable
    Indemnification for Securities Act
    Liabilities.


                                     PART I

PROSPECTUS

                                 788,600 Shares

                                       URS
                                   CORPORATION

                                  Common Stock

             This Prospectus relates to the possible resale by certain Selling Stockholders (as defined below) from time-to-time of 788,600 shares of the Common Stock, par value $.01 per share (the "Shares"), of URS Corporation, a Delaware corporation (the "Company"), issued upon the exercise of certain stock options. The Shares are listed on the New York Stock Exchange and the Pacific Exchange under the symbol "URS."

             The holders of Shares that may be resold pursuant to this Prospectus are collectively referred to herein as the "Selling Stockholders". If resold, the Shares would be offered for the respective accounts of the Selling Stockholders. Any or all of the Selling Stockholders may be deemed to be affiliates of the Company at the time such shares are offered or sold by them. See "Selling Stockholders". The Company anticipates that if and to the extent any of the Selling Stockholders elect to resell any of the Shares, such Shares would be offered and sold by the Selling Stockholders in ordinary market transactions, in sales pursuant to Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), or otherwise, either at the then current market prices or in private transactions at such prices as may be obtainable. The Selling Stockholders might be deemed to be "underwriters" within the meaning of the Securities Act, in which event any discounts, concessions, or commissions received by them, which are not expected to exceed those customary in the types of transactions involved, or any profit on resales of the Shares by them, may be deemed to be underwriting commissions or discounts under the Securities Act. The Company will receive none of the proceeds from any sales of Shares by the Selling Stockholders.

                              --------------------


                Prospective investors should review and consider
                 carefully the discussion under "Risk Factors".

                              --------------------

             No underwriter is being utilized in connection with this offering. The costs of registering the Shares under the Securities Act are to be borne by the Company.

                              --------------------

             THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
              BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
               THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                  The Date of this Prospectus is March 27, 1997



                                      I-1.

                              AVAILABLE INFORMATION

             The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; and at the following regional offices of the Commission: New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048 and the Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. The Shares are listed on the New York Stock Exchange, Inc. ("NYSE") and the Pacific Exchange, Inc. ("PE"). Reports, proxy and information statements and other information concerning the Company also may be inspected at the office of the NYSE, 11 Wall Street, New York, New York, 10005, and at the office of the PE, 301 Pine Street, San Francisco, California 94104.

             No person is authorized to give any information or make any representations, other than those contained or incorporated by reference in this Prospectus, in connection with the offerings referred to herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Stockholders. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities registered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to its date.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

             The following documents, which have been filed by the Company with the Commission (File No. 1-7567), are hereby incorporated by reference in this
Prospectus:

             (1) The Company's Annual Report on Form 10-K for the year ended October 31, 1996;

             (2) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since October 31, 1996; and

             (3) The description of the Shares contained in the Company's registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

             All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing (except that no document shall be deemed to be incorporated by reference if filed after the filing of a post-effective amendment which deregisters securities then remaining unsold).

             Copies of the above documents (other than exhibits) may be obtained without charge upon written or oral request directed to the Stockholder Relations Department at the Company's principal



                                      I-2.

executive  offices  at  100  California   Street,   Suite  500,  San  Francisco,
California, 94111-4529, telephone (415) 774-2700.

THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE DISCUSSED HERE. FACTORS THAT MIGHT CAUSE SUCH A DIFFERENCE INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED ELSEWHERE IN THIS PROSPECTUS AND THOSE INCORPORATED BY REFERENCE FROM THE COMPANY'S FORM 10-K FOR THE FISCAL YEAR ENDED OCTOBER 31, 1996 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                   THE COMPANY

             The Company is a Delaware corporation originally incorporated in 1957. From November 1987 until February 21, 1990, the Company was known as "Thortec International, Inc." Its principal offices are located at 100 California Street, Suite 500, San Francisco, California 94111-4529 and its telephone number is (415) 774-2700.

             The Company offers a broad range of planning, design and program and construction management services to the engineering and architectural services industry. The Company serves public and private sector clients nationwide in two principal markets: infrastructure projects involving transportation systems, institutional and commercial facilities and water resources, and environmental projects involving hazardous waste management and pollution control.


                                  RISK FACTORS

             In addition to the other information in this Prospectus, the following factors should be considered carefully by prospective investors in evaluating the Company and its business before making an investment.

Dependence Upon Government Programs and Contracts

             The Company derives a substantial portion of its revenues from local, state and Federal government agencies. The demand for the Company's services is directly related to the level of funding of government programs that are created in response to public concern with rebuilding and expanding the nation's infrastructure and addressing various environmental problems. The Company believes that the success and further development of its business is dependent, in significant part, upon the continued existence and funding of such programs and upon the Company's ability to participate in such programs. There can be no assurance that public pressure for such programs will continue, that governments will have the available resources to fund such programs (especially in light of the severe budget constraints currently existing at all levels of government), that such programs will continue to be funded even if governments have available financial resources, or that the Company will continue to be awarded contracts under such programs. A substantial portion of the Company's current and anticipated work is related to government contracts. Some of these contracts are subject to renewal or extension annually, so continued work by the Company under these contracts in future periods is not assured. In addition, contracts with government agencies are subject to termination for convenience of the agency and contracts with government agencies that have adopted Federal Acquisition Regulations are subject to an audit of



                                      I-3.

actual costs incurred and provide for upward or downward adjustment of payments if audited costs differ from billed costs.

Pricing Risks

             The Company's services are billed on either a "cost-plus" or a "fixed-price" basis. Under cost-plus contracts, the rates for the Company's direct and indirect costs are negotiated and fixed before work commences. Under fixed-price contracts, the entire contract price is fixed before work commences. Frequently, the Company submits proposals on extremely complex projects that will be performed over the course of several years, making the accurate forecasting of costs very difficult. In the past, the Company experienced low profit margins or losses on a significant portion of both its cost-plus and fixed-price contracts because overhead and general and administrative costs were excessive and could not be factored into contract proposals. The Company has reduced its overhead and general and administrative costs. However, to the extent the Company does not control overhead, general and administrative and other costs, or underestimates such costs, the Company may have low profit margins, or may incur losses.

Environmental and Professional Liability Exposure;
Adequacy of Insurance Coverage

             A significant part of the Company's business involves the planning, design and program and construction management of a wide variety of complex projects. If problems develop with these projects, either while under construction or after they have been completed, claims may be made against the Company alleging breach of contract or negligence in the performance of its professional services. In addition, the Company's professional services involve the planning, design and program and construction management of waste management and pollution control facilities. Federal laws, such as the Resource Conservation and Recovery Act of 1976 ("RCRA") and the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), and various state and local laws, strictly regulate the handling, removal, treatment and transportation of toxic and hazardous substances and impose liability for environmental contamination caused by such substances. Moreover, so-called "toxic tort" litigation has increased markedly in recent years as those injured by hazardous substances seek recovery for personal injuries or property damage under common law theories. While the Company does not directly handle, remove, treat or transport toxic or hazardous substances, some of the Company's contracts require the Company to design systems for those functions or to subcontract for or supervise such work. As a consequence, the Company may be exposed to claims for damages caused by environmental contamination arising from projects on which the Company has worked. The Company currently maintains an insurance program which includes self-insurance coverage for primary professional liability and errors and omissions ("E&O") claims and environmental impairment liability claims, excess E&O coverage, and both primary and excess comprehensive general liability insurance coverage, all up to specified coverage limits and with a variety of standard exclusions. While the Company believes that its insurance program currently is adequate, there can be no assurance that the Company can maintain its existing insurance coverage, that insurance coverage will be available under the Company's existing or previous insurance programs with respect to claims made against the Company, or that claims will not exceed the amount of any insurance coverage which is available.



                                      I-4.

Attraction and Retention of Qualified Professionals

             The Company's ability to retain and expand its staff of qualified technical professionals will be an important factor in determining the Company's future success. There is from time to time a shortage of qualified technical professionals in various fields. The market for engineering and environmental professionals is competitive and there can be no assurance that the Company will continue to be successful in its efforts to attract and retain such professionals. In addition, the Company relies heavily upon the experience and ability of its senior executive staff and the loss of a significant portion of such individuals could have a material adverse effect on the Company.

Principal Stockholders

             Richard C. Blum & Associates, Inc. ("RCBA Inc."), as the sole general partner of Richard C. Blum & Associates, L.P. ("RCBA L.P."), which is, in turn, the investment manager to certain entities managed or advised by RCBA L.P., as of the date of this Prospectus, has voting and dispositive control with respect to an aggregate of 2,933,888 shares of Common Stock, or approximately 28% of the outstanding shares of Common Stock. Richard C. Blum, Vice Chairman of the Board of Directors of the Company, is the majority shareholder of RCBA Inc. and directly owns 8,833 shares of Common Stock, owns 2,454 shares of Common Stock held as beneficiary of a Keogh Plan and holds options to purchase 10,000 shares of Common Stock, all of which are currently exercisable. In additional, the Company's lender, Wells Fargo Bank, N.A., and several institutional investors, including Heartland Advisors, Inc., Dimensional Fund Advisors, Inc. and FMR Corp., hold an aggregate of 3,970,133 shares of Common Stock, or approximately 38% of the outstanding shares of Common Stock.

Volatility; Market for the Shares

             The Shares are listed for trading on the NYSE and the PE. The Shares have been thinly traded, which may have caused substantial fluctuations in the market price of the Shares. Fluctuations in quarterly financial results and general economic conditions such as recessions or high interest rates may also cause the market price of the Shares to fluctuate substantially.

Competition

             The architectural and engineering services industry is highly fragmented and very competitive. As a result, in each specific market area, the Company competes with many engineering and consulting firms, several of which are substantially larger than the Company and which possess greater financial resources. Competition is based upon reputation, quality of service, price, expertise and local presence.


                                 USE OF PROCEEDS

             If any of the Shares are resold by the Selling Stockholders, the Company would receive no proceeds from any such sale. The Shares would be offered for the respective accounts of the Selling Stockholders.




                                      I-5.

                              SELLING STOCKHOLDERS

             The following table sets forth certain information regarding the Selling Stockholders as of February 28, 1997.


                                                                                                Shares to be
                                                No. of                                      Beneficially Owned
Name of                                         Shares                                          after Sale (1)
Beneficial                                      Beneficially              Shares to
Owner                                           Owned (1)(2)               be Sold          Number     Percent (3)
-----                                           ------------              ---------         ------     -----------
Robert L. Costello (4)(5)                        61,319                   57,500          3,819            *
Martin M. Koffel (4)(5)                         478,000                  463,000         15,000            *
Irwin L. Rosenstein (4)(5)(6)                   155,614                  146,000          9,614            *
Kent P. Ainsworth (4)                           114,300                  106,800          7,500            *
Joseph Masters (4)                               15,401                   15,300            101            *

------------

(1) Unless otherwise indicated, each person has sole voting and investment power with respect to all shares owned by such person.

(2) Shares shown in this column include shares of Common Stock currently owned, shares of Common Stock issuable pursuant to presently exercisable options, shares of Common Stock issuable pursuant to options which are exercisable after the date of this Prospectus to October 2000, and currently exercisable stock appreciation rights.

(3) Based upon 10,472,335 shares of Common Stock outstanding as of February 28, 1997 plus any shares of Common Stock under option of the particular Selling Stockholder. Percentages shown after sale are based upon all shares registered hereunder being sold. Asterisks denote ownership of less than one percent.

(4) Either currently holds or has, within the past three years, held a management position with the Company or its subsidiaries.

(5)    Currently members of the Company's Board of Directors.

(6)    Includes 500 shares jointly owned with Lillian Rosenstein.

                  While some or all of the Selling Stockholders listed above may be deemed to be affiliates of the Company, neither the Company nor such Selling Stockholders admit that the persons listed as Selling Stockholders are, in fact, affiliates of the Company.


                              PLAN OF DISTRIBUTION

                  It is anticipated that one or more of the Selling Stockholders may offer the Shares in the manner set forth on the cover page of this Prospectus, from time-to-time, through broker-dealers or agents designated by the Selling Stockholders. The costs of any such sales will be borne by the Selling Stockholders. The costs of registering the Shares under the Securities Act are being borne by the Company.




                                      I-6.

                                TABLE OF CONTENTS

                                                                         Page

AVAILABLE INFORMATION.....................................................  2

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...........................  2

THE COMPANY...............................................................  3

RISK FACTORS..............................................................  3

USE OF PROCEEDS...........................................................  5

SELLING STOCKHOLDERS......................................................  6

PLAN OF DISTRIBUTION......................................................  6





                                      I-7.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The  following   documents  are   incorporated  by  reference  in  this
Registration Statement:

         (a) The Company's Annual Report on Form 10-K for the year ended October 31, 1996;

         (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since October 31, 1996; and

         (c) The description of the Company's Common Shares contained in the Company's registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act shall be deemed to be incorporated by referenced herein and to be a part hereof from the date of filing (except that no document shall be deemed to be incorporated by reference if filed after the filing of a post-effective amendment which deregisters securities then remaining unsold).

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The Company's Certificate of Incorporation contains a provision, permitted by Section 102(b)(7) of the Delaware General Corporation Law (the "Delaware Law"), eliminating the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability (i) for breach of the director's duty of loyalty,
(ii) under Section 174 of the Delaware Law (concerning the illegal payment of dividends by a corporation), (iii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or (iv) for any transaction from which the director derived an improper personal benefit.

         Section 145 of the Delaware Law permits, subject to certain conditions, the indemnification of directors or officers of a Delaware corporation for expenses (including attorney's fees), judgments, fines and amounts paid in settlement incurred in connection with the defense of any action, suit or proceeding in relation to certain matters against them as such directors or officers. Article VI of the Company's By-laws generally provides that the Company shall indemnify its officers and directors in accordance with the provisions of Section 145 of the Delaware Law.

         A third-party insurance carrier has agreed to reimburse the Company for losses resulting from certain liabilities for wrongful acts or matters claimed against officers or directors by reason of their status as such, including liabilities that may arise in connection with certain sales of securities by the Company.


                                      II-1.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

        Number     Exhibit
        ------     -------
        5          Opinion of Cooley Godward LLP

        23.1       Consent of Coopers & Lybrand L.L.P.

        23.2       Consent of Cooley Godward LLP (included in Exhibit 5)

        24 Powers of Attorney of the Company's directors and officers (see Part II, page 5)

        99 1991 Stock Incentive Plan, as amended and restated effective December 17, 1996 (1)

---------------------
(1) Filed as Appendix B to the Company's definitive proxy statement for its 1997 Annual Meeting of Stockholders, filed with the Commission on February 13, 1997 and incorporated herein by reference.

Item 9.  Undertakings.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                         (i) To  include  any  prospectus  required  by  Section
                  10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"), (unless the information required to be included in a post-effective amendment by this paragraph is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement).

                        (ii) To  reflect in the  prospectus  any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (unless the information required to be included in a post-effective amendment by this paragraph is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement). Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the


                                      II-2.

                  maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                       (iii) To include any material information with respect to
                  the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                      II-3.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant, URS Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on March 25, 1997.

                                            URS Corporation



                                            By /s/ MARTIN M. KOFFEL
                                              --------------------------
                                                Martin M. Koffel
                                                Chairman of the Board,
                                                President and
                                                Chief Executive Officer



                                      II-4.


                                POWER OF ATTORNEY

         Each person whose  signature  appears below hereby  appoints  Martin M.
Koffel  and Kent P.  Ainsworth,  and each of them  severally,  acting  alone and without  the  other,  his true and lawful  attorney-in-fact  with  authority  to execute in the name of each such  person,  and to file with the  Securities  and
Exchange  Commission,  together  with any exhibits  thereto and other  documents therewith,  any and all amendments (including without limitation  post-effective amendments) to this registration  statement necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations  and  requirements  of the  Securities  and Exchange  Commission  in
respect   thereof,   which  amendments  may  make  such  other  changes  in  the registration statement as the aforesaid attorney-in-fact deems appropriate.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.


Signature                               Title                              Date
--------------------------------        ------------------------           ------------
/s/ MARTIN M. KOFFEL                    Chairman of the Board, Chief       March 25, 1997
-------------------------------         Executive Officer, President and
Martin M. Koffel                        Director (Principal Executive
                                        Officer)



/s/ KENT P. AINSWORTH                   Executive Vice President, Chief    March 25, 1997
-------------------------------         Financial Officer, Principal
Kent P. Ainsworth                       Accounting Officer and Secretary





/s/ IRWIN L. ROSENSTEIN                 Vice President and Director        March 25, 1997
-------------------------------
Irwin L. Rosenstein




/s/ RICHARD C. BLUM                     Director                           March 25, 1997
-------------------------------
Richard C. Blum




                                        Director                           March 25, 1997
-------------------------------
Emmet J. Cashin, Jr.



/s/ ROBERT L. COSTELLO                  Director                           March 25, 1997
-------------------------------
Robert L. Costello



/s/ ARMEN DER MARDEROSIAN               Director                           March 25, 1997
-------------------------------
Armen Der Marderosian




                                      II-5.



Signature                               Title                              Date
--------------------------------        ------------------------           ------------

/s/ ADM. S. ROBERT FOLEY, JR.           Director                           March 25, 1997
------------------------------
Adm. S. Robert Foley, Jr.


/s/ ROBERT D. GLYNN, JR.                Director                           March 25, 1997
------------------------------
Robert D. Glynn, Jr.


/s/ SENATOR J. BENNETT JOHNSTON         Director                           March 25, 1997
-------------------------------
Senator J. Bennett Johnston


/s/ RICHARD B. MADDEN                   Director                           March 25, 1997
-------------------------------
Richard B. Madden


/s/ RICHARD Q. PRAEGER                  Director                           March 25, 1997
-------------------------------
Richard Q. Praeger


/s/ WILLIAM D. WALSH                    Director                           March 25, 1997
-------------------------------
William D. Walsh




                                      II-6.

                                                   EXHIBIT INDEX

                                                                      Sequential
Number            Exhibit                                             Page No.
------            -------------------------------------------         ----------
5                 Opinion of Cooley Godward LLP                            19

23.1              Consent of Coopers & Lybrand L.L.P.                      20

23.2              Consent of Cooley Godward LLP
                   (included in Exhibit 5)

24                Powers of Attorney of the
                  Company's directors and officers
                  (see Part II, page 5)

99                1991 Stock Incentive Plan, as amended
                  and restated effective December 17, 1996 (1)

---------------------
(1) Filed as Appendix B to the Company's definitive proxy statement for its 1997 Annual Meeting of Stockholders, filed with the Commission on February 13, 1997 and incorporated herein by reference.



                                      II-7.